Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ETHZilla Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	0	$0.00	$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share	(2)	Other	0	0.00	0.00	0.0001531	0.00
Fees to be Paid	Other	Warrants	(3)	Other	0	0.00	0.00	0.0001531	0.00
Fees to be Paid	Other	Units	(4)	Other	0	0.00	0.00	0.0001531	0.00
Fees to be Paid	Debt	Debt Securities	(5)	Other	0	0.00	0.00	0.0001531	0.00
Fees to be Paid	Other	Rights	(6)	Other	0	0.00	0.00	0.0001531	0.00
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share		457(o)	0	$0.00	$0.00	0.0001531	$0.00

Total Offering Amounts:							$0.00		0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities, preferred stock registered hereby or upon exercise of warrants registered hereby or upon exercise of rights registered hereby, as the case may be. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities, preferred stock registered hereby or upon exercise of warrants registered hereby or upon exercise of rights registered hereby, as the case may be.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(3)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(4)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(5)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(6)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.